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                                                                    EXHIBIT 12.1

ROGERS WIRELESS INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

=========================================================================================================--=========================
                                                            Year Ended December 31,                       Three Months Ended
                                                 1999       2000       2001       2002       2003    March 31, 2003   March 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
Fixed charges
  Interest expense                             161,804    128,040    184,330    195,150    193,607           48,044           55,356
  Amortization of deferred financing costs       1,949      3,626      4,889      5,536      5,417            1,354            1,276
  Interest expense included in rent expense     10,630      9,970     10,200     10,500     11,667            2,681            2,945
                                               -------------------------------------------------------------------------------------
                                               174,383    141,636    199,419    211,186    210,691           52,079           59,577
                                               =====================================================================================
Earnings
  Pre tax income (loss)                        (59,841)   (81,604)  (198,616)   (85,640)   140,257           37,973              332
  Fixed charges                                174,383    141,636    199,419    211,186    210,691           52,079           59,577
                                               -------------------------------------------------------------------------------------
                                               114,542     60,032        803    125,546    350,948           90,052           59,909
                                               =====================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                   -          -          -          -       1.67             1.73             1.01
====================================================================================================================================

Deficiency of earnings available
 to cover fixed charges                         59,841     81,604    198,616     85,640          -                -                -
====================================================================================================================================

US GAAP

=========================================================================================================--=========================
                                                           Year Ended December 31,
                                                 1999       2000       2001       2002       2003
------------------------------------------------------------------------------------------------------------------------------------
Fixed charges
  Interest expense                             161,804    124,785    168,496    188,689    187,914
  Capitalized interest                               -      3,255     15,834      6,461      5,693
  Amortization of deferred financing costs       1,949      3,626      4,889      5,536      5,417
  Interest expense in rent expense              10,630      9,970     10,200     10,500     11,667
                                               -------------------------------------------------------------------------------------
                                               174,383    141,636    199,419    211,186    210,691
                                               =====================================================================================

Earnings
  Pre tax income (loss)                        (33,316)   (97,822)  (184,478)     9,670     43,171
  Fixed charges                                174,383    141,636    199,419    211,186    210,691
  Amortization of capitalized interest               -        203      1,397      2,790      3,549
  Capitalized interest                               -     (3,255)   (15,834)    (6,461)    (5,693)
                                               -------------------------------------------------------------------------------------
                                               141,067     40,762        504    217,185    251,718
                                               =======    =======    =======    =======    =======

------------------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                   -          -          -       1.03       1.19
====================================================================================================================================

Deficiency of earnings available
  to cover fixed charges                        33,316    100,874    198,915          -          -
====================================================================================================================================